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                                                                   Exhibit 23


                          INDEPENDENT AUDITORS' CONSENT

    We consent to the use in Post-Effective Amendment No. 2 to the Registration Statement No. 333-09141 of Sun Life Insurance and Annuity Company of New York on Form S-2 of our report dated February 6, 1998 accompanying the financial statements of Sun Life (N.Y.) Variable Account C and to the use of our report dated February 5, 1998 accompanying the statutory financial statements of Sun Life Insurance and Annuity Company of New York appearing in the Prospectus, which is a part of such Registration Statement, and to the incorporation by reference of our report dated February 5, 1998 appearing in the Annual Report on Form 10-K of Sun Life Insurance and Annuity Company of New York for the year ended December 31, 1997.

    We also consent to the references to us under the headings "Condensed Financial Information-Accumulation Unit Values" and "Accountants" in such Prospectus.



DELOITTE & TOUCHE LLP
Boston, Massachusetts
April 24, 1998